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                                 EXHIBIT 10.19

                   RETIREMENT, WAIVER AND RELEASE AGREEMENT
                   WITH GARY D. WHITE DATED AUGUST 24, 2000

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                   RETIREMENT, WAIVER AND RELEASE AGREEMENT

THIS RETIREMENT, WAIVER AND RELEASE AGREEMENT ("Agreement") is made by and between Gary D. White ("White") and Commercial Federal Bank, A Federal Savings Bank ("CFB"), effective as of the date described in paragraph 4 of this Agreement.

     RECITALS:
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     This Agreement is made with reference to the following facts and objectives:

     (a) White has been employed by CFB prior to this Agreement as an Executive Vice-President of CFB;

     (b) White is retiring from his employment with CFB effective August 31, 2000, after more than 24 years of service to CFB; and

     (c) The parties are entering into this Agreement in order to settle any and all existing and potential matters and disputes which they have or may have with one another with respect to White's employment and retirement from employment and to release CFB and its affiliates completely from any and all claims arising therefrom.

     NOW, THEREFORE, in order to carry out the intent of the parties as set forth in the foregoing recitals, which are made a contractual part of this Agreement, and in consideration of the mutual agreements, provisions, recitals, promises and covenants contained in this Agreement, the parties agree as follows:

1.   RETIREMENT. White is voluntarily retiring from the employment of CFB
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effective at 5:00 p.m. C.D.T. on August 31, 2000 (the "RETIREMENT DATE"). White
therefore hereby resigns from each employment, corporate office and other position he holds with Commercial Federal Corporation and with any of its subsidiary entities, including CFB, effective at the close of business on the RETIREMENT DATE.

2.   CONSIDERATION TO WHITE.
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     (A)  Retirement Separation Allowance. CFB shall pay to White a cash
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          Retirement Separation Allowance in the amount of $155,925.12. Such amount will be paid in a lump sum, less 28% federal income tax withholding, 5% Nebraska state income tax withholding, 6.2% Social Security tax withholding (subject to the maximum taxable wage base for tax year 2000) and 1.45% Medicare tax withholding. The net amount shall be paid to White by CFB in a lump sum within ten (10) days after the effective date of this Agreement described in paragraph 4 of this Agreement.

     (B)  Health and Dental Insurance from September 1, 2000 through August 31,
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          2001. CFB has offered to allow White to continue, and White has
          ----
          elected to continue, the present coverage for White and any of White's presently covered dependents under CFB's health and dental insurance during the period from September 1, 2000 through August 31, 2001 (the "BENEFIT CONTINUATION PERIOD"), under the same terms and conditions as if White were to remain an active employee of CFB during the BENEFIT CONTINUATION PERIOD. It is agreed that CFB will withhold from the Retirement Separation Allowance payment, described in subparagraph 2.
          (A) above, the portion of the cost of such coverages that CFB requires active employees to contribute to the cost of such coverages.

     (C)  Life Insurance. Subject to the applicable insurer's or insurers'
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          underwriting requirements and qualification standards as same may from time to time be revised, CFB agrees to continue White's participation in CFB's group life insurance program -- but not including coverage for any of White's dependents - during the BENEFIT CONTINUATION
          PERIOD. CFB shall nevertheless have the right before and during the BENEFIT CONTINUATION PERIOD to change insurance carriers, coverage(s), amounts of coverage(s), and/or terms and conditions of coverage(s) under CFB's group life insurance program, and to apply such changes to White as well as to then-active employees of CFB. White's coverages and eligibility for continued coverage(s) from time to time under such plan or plans shall be contingent on White's satisfying any then applicable underwriting criteria of the applicable insurer(s). CFB's obligations under this subparagraph 2.(C) shall terminate at the earlier of the end of the BENEFIT CONTINUATION PERIOD or such time as White becomes eligible for coverage under any life insurance plan of any other employer. Since the cost of such insurance will be taxable to White, CFB will withhold the taxes on such cost amount from the payment described in subparagraph 2.(A).

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     (D)  Stock Options. Certain incentive stock options ("ISO's") to purchase
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          shares of Commercial Federal Corporation common stock were previously awarded to White and are either presently exercisable by White or were scheduled to become exercisable by White on certain future dates should White have remained in CFB's employment through such dates, and such ISO's were further to remain exercisable by White for a limited period of time following White's separation from CFB's employment. In addition, certain non-incentive stock options ("NISO's") to purchase shares of Commercial Federal Corporation common stock were previously awarded to White and are either presently exercisable by White or were scheduled to become exercisable by White on certain future dates should White have remained in CFB's employment through such dates, and such NISO's were further to remain exercisable by White for a limited period of time following White's separation from CFB's employment. For purposes (and only for purposes) of determining whether such ISO's and NISO's shall hereafter be or become exercisable by White:

          (1) Subject to the remaining provisions of this subparagraph 2.(D), any such ISO's and NISO's that are presently exercisable by White in accordance with their terms shall remain exercisable by White in accordance with their terms at any time either before or during the eighteen-month period beginning September 1, 2000 and ending February 28, 2002. (Such eighteen-month period is hereinafter referred to as the "OPTION EXERCISE PERIOD.");

          (2) Any stock option(s) that would otherwise have first become exercisable by White during the OPTION EXERCISE PERIOD, if White had remained employed by CFB during the OPTION EXERCISE PERIOD, may be exercised by White during the OPTION EXERCISE PERIOD, but not earlier than the date(s) on which such option(s) would have first become exercisable by White during the OPTION EXERCISE PERIOD if White had remained employed by CFB during the OPTION EXERCISE PERIOD.

          (3) In addition, from September 1, 2001 through February 28, 2002, White shall also have the option to purchase up to two thousand five-hundred (2,500) of the shares of common stock that White would have for the first time acquired the immediately exercisable option to purchase in May, 2002 if White were to have remained employed by CFB through May, 2002.

          (4) White and CFB acknowledge that in order to extend the time during which White may exercise such stock options, certain amendments to plan(s) and documents will or may be required. White and CFB further acknowledge that under and in accordance with federal tax laws and regulations, because such amendments constitute a modification of any ISO's, such amendments may cause the ISO's to no longer qualify as ISO's but may cause or require them to be treated as NISO's. Further, and in any event, under and in accordance with federal tax laws and regulations, any ISO's not exercised by White within three months after the RETIREMENT DATE will thereafter be treated as NISO's.

          (5) Except as provided in subparagraph 2.(D)(3), White shall not have or acquire any right, title or interest in or to any stock options that were scheduled to vest in or first be exercisable by White on date(s) that are after the end of the OPTION EXERCISE PERIOD. It is understood and agreed that any right, title and interest White may have had in regard to such options is canceled as a result of White's retirement and separation from the employment of CFB. Any rights that are not exercised before the end of the OPTION EXERCISE PERIOD shall be deemed forfeited.

          TAX IMPLICATIONS: It is understood that exercise by White of the
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          options to purchase shares of stock under this subparagraph 2.(D) may result in taxable income to White, and that CFB may be obligated to withhold federal and state taxes respecting that taxable income. Within ten (10) days after CFB notifies White of the amount of such taxes required to be withheld, White shall deliver his check (or a cashier's check) to CFB, payable to "Commercial Federal Bank," in the amount of such taxes required to be withheld as determined by CFB. The check shall be delivered to the Director of Human Resources of CFB. If White fails to timely deliver such check or if such check shall for any reason not be paid when presented by CFB for payment, then CFB may delay delivery and issuance of the shares of stock to White until White has paid to CFB the amount of such tax withholdings, or until other arrangements and provisions satisfactory to CFB have been made respecting such required tax withholdings (such as, CFB's withholding of taxes by withholding shares of the stock).

     (E)  Restricted Stock. Certain restricted rights to receive shares of
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          Commercial Federal Corporation common stock were previously awarded to
          White and such shares were scheduled to vest in White free from restrictions on certain date(s) should White have remained in CFB's employment through such date(s). Any such shares that would have vested in White free from restrictions in the future, if White had remained an employee of CFB, shall vest in White free from restrictions on the same date(s) they would have vested in White free from restrictions had White remained an employee of CFB. CFB will deliver such shares to White or cause such shares to be delivered to White within forty-five (45) days after they, in accordance with the foregoing, vest in White free from restrictions.

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          TAX IMPLICATIONS: It is understood that receipt by White of shares of
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          stock under this subparagraph 2.(E) will result in taxable income to
          White, and that CFB will be obligated to withhold federal and state taxes respecting that taxable income. Within ten (10) days after CFB notifies White of the amount of such taxes required to be withheld, White shall deliver his check (or a cashier's check) to CFB, payable to "Commercial Federal Bank," in the amount of such taxes required to be withheld. The check shall be delivered to the Director of Human Resources of CFB. If White fails to timely deliver such check or if such check shall for any reason not be paid when presented by CFB for payment, then CFB may delay delivery and issuance of the shares of stock to White until White has paid to CFB the amount of such tax withholdings, or until other arrangements and provisions satisfactory to CFB have been made respecting such required tax withholdings (such as, CFB's withholding of taxes by withholding shares of stock).

     (F) CFB agrees to pay for outplacement services provided to White if such services are authorized and approved in advance and in writing by Pamela J. Acuff or Christine M. Shimokawa of CFB.

     (G)  Supplemental Separation Allowance in Lieu of 401-K Match. Inasmuch as
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          White will not be employed by CFB on December 31, 2000, White will not be eligible for a "matching" 401-K contribution from CFB for the year 2000. However, as a supplemental separation allowance, CFB will pay to White, in a lump sum, the gross amount that CFB would have contributed ("matched") for the year 2000 on White's behalf to CFB's 401-K Plan and to the Deferred Compensation Plan for Highly Compensated
          Employees. Such payment will be based upon and calculated with reference to White's employment by and earnings from CFB from January 1, 2000 through the RETIREMENT DATE. White understands that federal and state income and payroll taxes will be withheld from such gross payment. The payment to White will be made on the same date that CFB makes its matching contributions for the year 2000 to CFB's 401-K Plan on behalf of CFB's employees.

White acknowledges that the payment(s) and other consideration being provided to White under this paragraph 2 are in addition to anything that White is already entitled to pursuant to White's employment with CFB. It is understood that the payment of the Retirement Separation Allowance and other consideration to be provided to White under this paragraph 2 constitute a voluntary, ad hoc retirement separation arrangement, and that same shall neither create nor be evidence of any severance pay plan, pension benefit plan or employee welfare benefit plan. No employee or former employee of CFB or its affiliated entities, other than White, shall have any rights or claims under the above-described voluntary, ad hoc arrangement.

3.   OTHER BENEFITS.
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     (A)  Health and Dental Insurance after August 31, 2001. Beginning September
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          1, 2001, White may elect to continue health and dental insurance for himself and any of his currently covered eligible dependents under the same terms and conditions that CFB offers such coverage to retirees of CFB; provided, however, that if CFB ceases to continue offering such
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          health and dental insurance to retirees of CFB, then CFB may cease offering such coverage to White.

     (B)  Vacation. CFB shall pay to White any portion of the vacation awarded
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          to him on and as of January 1, 2000 that remains unused as of August
          31, 2000, if any, less applicable state and federal tax withholdings. Pursuant to CFB vacation pay policy, payment will not be made to White for any unused vacation carried over from the previous calendar year
          (1999).

     (C)  Bonus. White shall not be eligible to receive any bonus from CFB.
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     (D)  Deferred Compensation. White acknowledges that no compensation or
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          deferred compensation is due to him from CFB that has not already been paid to him by CFB, except for the amount in which White was fully vested as of July 31, 2000 in the "CFB Deferred Compensation Plans for Key and Highly Compensated Employees" ("Rabbi Trust").

     (E)  Survivor Income Plan. White will be entitled to participate in CFB's
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          survivor income plan based on his vested interest as of the RETIREMENT
          DATE. (As of August 31, 2000, White's vested percentage was 98.40%.)

     (F) All other benefits, and the continuation or cessation thereof, shall be handled, addressed and administered in accordance with the terms of CFB's plans, policies and procedures in effect on July 31, 2000.

4.   RIGHT TO REVOKE AND EFFECTIVE DATE. CFB has advised White and White
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acknowledges that White has the right to revoke this Agreement within seven (7)
days after White signs this Agreement. If White wishes to so revoke this Agreement, White shall, within seven (7) days after White signs this Agreement, either mail by certified mail-return receipt requested, or hand deliver, written notice of such revocation to Ms. Pamela J. Acuff, 1400 Commercial Federal Tower, 72nd and Mercy Streets, Omaha, Nebraska 68124. No such attempted revocation by mail shall be valid or effective unless White also telefaxes a copy of such mailed revocation to Ms. Acuff at (402) 390-5256. Unless so revoked, this Agreement shall become effective on the eighth day following the date White signs this Agreement.

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5.   RELEASE. In consideration of the covenants, agreements, and recitals
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contained in this Agreement, White on behalf of himself, and his assigns, heirs, successors, and executors, hereby knowingly and voluntarily releases and forever discharges CFB, and every entity affiliated with or related to CFB as a parent or subsidiary entity or by common or interrelated ownership or otherwise, and each of its and/or their respective agents, employees, officers, directors, predecessors, successors and assigns (all of such released parties being collectively referred to hereinafter as "RELEASED PARTIES"), from any and all claims, damages, demands, liabilities, attorney fees, and expenses of any nature whatsoever arising out of or relating in any way to White's employment with CFB and/or his retirement separation from employment. This release shall include and extend to, without limitation, any and all claims, demands, and liabilities under, asserting, or pursuant to federal, state, or local laws, regulations, decisions, or ordinances generally, or prohibiting employment discrimination (including but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Age Discrimination in Employment Act), or based upon any alleged tort, breach of any contract, wrongful discharge, or any other actual or alleged wrongdoing whatsoever. This release shall be construed broadly, it being the intent of the parties to fully resolve any and all claims and potential claims of White against RELEASED PARTIES and any of them, other than claims arising after this Agreement is signed by White.

IN SHORT, WHITE UNDERSTANDS THAT IF HE SIGNS THIS AGREEMENT, HE WILL HAVE NO FURTHER CLAIMS OF ANY NATURE WHATSOEVER AGAINST CFB OR AGAINST ANY PERSON OR OTHER ENTITY AFFILIATED WITH CFB, EXCEPT FOR CLAIMS WHICH ARISE AFTER WHITE SIGNS THIS AGREEMENT.

6.   COVENANT NOT TO SUE. White covenants and agrees that he will forever
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refrain from bringing or participating as a party plaintiff in any action, lawsuit, claim, or proceeding based on, arising out of, or in connection with White's employment with CFB or separation therefrom, other than claims arising as a result of occurrences after this Agreement is signed by White. However, nothing in this document shall preclude White from seeking any unemployment compensation benefits to which he may otherwise be entitled by law.

7.   FUTURE EMPLOYMENT, AGREEMENTS CANCELLATION, AND CONFIDENTIAL INFORMATION.
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     (A)  White hereby waives any entitlement he may have or claim to have to employment by CFB beyond August 31, 2000.

     (B) It is understood and agreed that the provisions of this Agreement supersede and cancel any employment, compensation, and similar agreement(s) previously entered into between White and Commercial Federal Corporation or any of its subsidiary entities, including CFB.

     (C) White agrees that he will not disclose, disseminate, or use any confidential information concerning CFB's employees, operations, customers, products or services (existing or contemplated), pricing policies, marketing and hiring techniques, financial information, costs, profits, sales, confidential plans of any nature or other confidential information or data of any kind, in any future employment or self-employment. This subparagraph is intended to preclude White from using or disclosing only "confidential information or data" of CFB, which shall be interpreted to mean information or data that CFB reasonably seeks to retain and preserve as confidential and which CFB has not publicly disclosed.

8.   ACKNOWLEDGEMENTS AND REPRESENTATIONS OF THE PARTIES. The parties
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acknowledge and represent as follows:

     (A) This Agreement constitutes an agreement that is legally binding on each party, enforceable in accordance with its terms.

     (B) CFB and White have had ample opportunity to review this Agreement. Further, White has been advised by CFB, and has had ample opportunity, to consult with an attorney of his own choosing prior to signing this Agreement regarding the terms, conditions and ramifications of this Agreement, and White has in fact consulted with legal counsel of his own choosing in that regard or has elected not to do so.

     (C) CFB and White are each entering into this Agreement knowingly, voluntarily, and of their own volition and neither is under any duress or undue influence.

     (D) CFB and White have read and understand this Agreement. White hereby acknowledges and understands that, by executing this Agreement, he is releasing and waiving all claims against RELEASED PARTIES arising out of his employment or separation therefrom, other than claims arising after the date White signs this Agreement.

     (E)  White has been advised and hereby acknowledges that he has twenty-one
          (21) days, which will begin to run on the date this Agreement is first presented to him for his consideration and possible signature, in which to determine whether to accept the terms of this Agreement and to sign this Agreement. White may, if he so chooses, waive this period and sign the Agreement prior to the expiration of the 21-day period.

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9.   NO ADMISSION OF LIABILITY. This Agreement shall not be treated as an
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admission of liability or of any wrongdoing by either party, and shall neither be offered by either party nor admissible in evidence as any such admission.

10.  ENTIRE AGREEMENT: BINDING EFFECT. This Agreement constitutes the entire
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agreement between the parties and shall bind and inure to the benefit of both parties and of each of the RELEASED PARTIES, and their respective successors, heirs and legal representatives.

11.  SEVERABILITY. In the event a court of competent jurisdiction determines
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that one or more of the clauses of this Agreement are unenforceable, such clause(s) shall be severed from the Agreement, and the balance of the Agreement shall remain in full force and effect.

12.  APPLICABLE LAW. This Agreement is made and entered into and shall be
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governed by and construed in accordance with the laws of the State of Nebraska.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date this Agreement is signed below by White.


DATED: August 24, 2000              /s/ Gary D. White
                                    ----------------------------------
                                    Gary D. White

                                    Commercial Federal Bank,
                                    A Federal Savings Bank


DATED: August 24, 2000              By: /s/ Pamela J. Acuff
                                        -------------------

                                    Title: First Vice President
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